                                                                   EXHIBIT 10.11

                                   CRITICAL
                                 TECHNOLOGIES
                                 INCORPORATED



                               EMPLOYEE SERVICE
                                 AND STAFFING
                                   AGREEMENT

                    EMPLOYEE SERVICES AND STAFFING AGREEMENT
                    ----------------------------------------

     THIS EMPLOYEE SERVICES AGREEMENT (THIS "Agreement"), dated as of this 1st day of November, 1995, by and among Concentric Network Corporation ("CNC"), a Florida corporation, with principal offices at 10590 N. Tantau Avenue, Cupertino, CA 95014, and Critical Technologies Incorporated, ("CTI"), with principal offices at 3324 Hollenberg Drive, Bridgeton, MO 63044, a Missouri Corporation.

                              W I T N E S S E T H
                              -------------------

     WHEREAS, CTI has performed network analysis and support services to CNC and has assisted CNC with the planning and implementation of Points of Presence ("POPs") deployment; and

     WHEREAS, CTI presently provides certain services to CNC including network modeling and Point of Presence (POP) selection pursuant to a certain Collocations Services Agreement between the parties, and the parties agree said agreement will be amended, modified, and extended in certain respects by this agreement; and

     WHEREAS, CNC has determined that it is in the best interests of CNC to continue to involve CTI in the design, implementation and operation of virtual private and public networks that meet the needs of CNC's customers and to from a team to be comprised of employees of CTI and whom CTI will cause to be provided to CNC to facilitate said needs; and

     WHEREAS, CNC is willing to reimburse CTI for the costs and related expenses, including administration of planning and implementing POPS, assisting network operations, implementing network improvements, including expanding capacity, and opening "Virtual Local Access" calling areas on the terms and conditions as herein provided; and

     WHEREAS, CNC is also willing to compensate CTI's employees and principals by granting to certain employees and principals of CTI options to purchase shares of stock of CNC on the terms and conditions herein provided.

     NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties contained herein, the parties hereto agree as follows.


                                  DEFINITIONS
                                  -----------

     For purposes of this agreement, certain words and phrases are defined as follows. These definitions do not define the obligations of the parties and are only provided to assist the parties in understanding the contract.

     (a) POP:  "Point of Presence" is a local access network node on a network.

     (b) Staff Month: One calendar month of staff time including sick time, weekends, holidays and vacation time. There are 12 such periods in each calendar year.

     (c) Loaned Employee: An employee or principal of CTI, the services of which are utilized by CNC to facilitate the goals and purposes of this contract.

     (d) "Local Access Network Engineering and Design Services" and "Local Access Network Design and Analysis": The modeling of traffic patterns and expenses to determine the most effective method for expanding and modifying a network's dial-in access nodes.

     (e) Network Expansion Plan, Network Operations Plan and Software Development Plan: A series of mutually agreed upon objectives and goals that are exhibits to this contract.

     (f) Existing POP Site Contract: The existing location management contract between CNC and CTI, titled Collocations Services Agreement, dated November 1, 1994, and attached as an exhibit to this contract.

     (g) "Stretch" or "Performance" Objectives: A series of mutually agreed upon objectives and goals that are required to be aspired to by CTI, but the full performance of which is not warranted or guaranteed by CTI.

     (h) Reasonably Attainable: Tasks that could be completed by a group of similar size and experienced individuals with the same capital flexibility allowed by CNC. Additionally, the sum total of activities must also be able to be completed by the group.

     (i) Public Offering: The initial offering of CNC stock to the public at large, pursuant to SEC regulations. This is meant to be differentiated from a private placement to qualified investors.

     (j) Provisioning: The process of contracting for the physical facility where a POP will be located and coordinating the telephone and other equipment orders necessary to bring this site live or into production use by the network.

     (k) Co-locate: The ability of CTI to place equipment on a POP site which is owned by CNC. The concept being that both organizations can utilize the space which is owned or leased by CNC.

     1.  CTI'S RESPONSIBILITIES AND OBJECTIVES
         -------------------------------------

         LOANED EMPLOYEES - ADDITIONAL RESPONSIBILITIES

         (a) CTI hereby agrees to use its best efforts to provide certain key employees and principals of CTI, whose names are set forth on Exhibit A hereto (the "Loaned Employees"), to perform functions for CNC. The parties agree that CTI will provide 180 Staff Months of employee service over the two year term of this agreement.

     Although each Loaned Employee shall at all times remain an employee of CTI, he or she will perform duties and be under the general direction of CNC for the term of this Agreement, or until such Loaned Employee's assignment is otherwise terminated as provided in Section 3 hereof. The Loaned Employees hereunder shall be located in St. Louis, Missouri, unless noted in Exhibit A.

     The parties hereto agree that the position, title and salary with respect to each Loaned Employee are as set forth on Exhibit A hereto. Additionally, the parties agree that Exhibit A(l), also attached, sets forth the Stock Options which shall be granted to those Loaned Employees and certain other impacted employees and principals of CTI as provided in Paragraph 4(f)(ii) of this agreement. Exhibit A and A(l) hereto may be amended in writing from time to time by the parties hereto to add Loaned Employees to fill positions provided for under the Network Expansion Plan, Network Operations Plan and Interim Software Development Plan previously submitted by CTI to CNC, and any other plans submitted by CTI and agreed to by CNC. Copies of said Network Expansion Plan, Network Operations Plan, and Interim Software Development Plan, marked Exhibits C, E, and I respectively, are attached hereto and incorporated by reference as if fully set out herein. Exhibits A and A(l) may also be amended to reflect the termination of a Loaned Employee's assignment pursuant to Sections 3(a) and (c) hereof, to replace a Loaned Employee whose assignment is terminated pursuant to
Section 3(e) of this Agreement, or to alter, amend or revise the title, salary and duties of any Loaned Employee.

     The parties agree that certain employees of CTI shall be located in St. Louis, Missouri, and shall be responsible for the physical operation of the network. At present there are fifteen (15) Network Operators. Twelve (12) of said operators are CTI employees, the cost and expense of which are reimbursed by CNC to CTI. Three (3) of said operators are CTI employees, the cost and expense of which are borne by CTI.

     CTI and CNC acknowledge that it is important for CNC to have long term control and ownership of the Network Operations function being performed, in part, by loaned CTI employees under this agreement. CTI and CNC further acknowledge that CTI has current and prospective customers for which a 24x7x365 day network operations infrastructure is required. The parties further acknowledge that in order to meet CNC's timetable for implementation of its new Network Operations function, CTI was utilized to hire staff and implement the technology necessary to provide CNC with a 24x7x365 day network operations function. To accomplish this objective, CTI recruited a number of people who had been identified as being members of the planned CTI network operations center.

     In recognition of the facts that a) CTI had intended to build its own network operations center around some of the core staff hired by CTI to support CNC's requirements, b) CNC funded virtually all of the build out expense for the Network Operations Center in St. Louis as well as the monthly operating expense for this center, c) CNC requires the flexibility of controlling this function as a core asset of CNC, and d) CTI desires the ability to service non-CNC customers with its own dedicated staff plus some portion of the CNC staff, equipment, software, and other resources funded by CNC on an "as available" basis, the parties agree to the following terms with respect to the Network Operations staff and resources that are covered by this Agreement.

     1) CNC shall have the right to hire any or all of the personnel designated as Network Operations staff during the term of this Agreement under the same terms and conditions as it has for hiring any other loaned employee under the terms of this Agreement, with the following exception:

               If CNC hires any or all of the Network Operations staff, then CNC agrees to follow CTI to utilize this staff for a period of 9 months (Transition Period), unless reduced or extended by mutual agreement, from the date of hire to support the operation of other non-CNC networks so long as the effort devoted to the non-CNC networks does not impair the quality of service or support provided to CNC.

     2) CTI will reimburse CNC for a proportionate share of the costs of a) loaned CTI employees, b) CNC employees who have been converted from CTI-to-CNC employment, and c) supporting resources that have been or are being paid for by CNC when these people or supporting resources are used to support non-CNC customer networks. The amount of reimbursement will be computed as TCxAC1-(AC1 +C2):

          NOTE: A negative result, product, or sum will not result in payment to CTI.

               TC = Monthly expense paid to CTI for Network Operations loaned employees, plus Monthly expenses of any/all CNC hired Network Operations employees, plus Monthly amortization/depreciation (48 months) of the Network Operations capital equipment, software, and site preparation expenses paid for by CNC, plus any other expenses associated with Network Operations paid for by CNC.

               Cl = Total number of help/trouble calls taken by Network Operations from Non-CNC customers.

               C2 = Total number of help/trouble calls taken by Network Operations from CNC customers.

               CP = Calls per employee (Total calls divided by total of Network Operations personnel paid for by CTI and CNC).

               NR = Number of CTI Network employees not reimbursed by CNC.

               AC1 =  Cl-(NRxCP).

     3) During the Transition Period, CTI and CNC acknowledge that CNC employees will be working side-by-side with CTI employees in St. Louis and will be performing the same or similar tasks. Because of this, it is in the best interests of both CTI and CNC that the employees be treated in as equivalent a fashion as possible with respect to compensation, benefits, and working hours/rules. CTI and CNC agree to develop an appropriate employee transition plan upon hiring by CNC of any St. Louis based Network Operations loaned employees to achieve these objectives.

          (b) Loaned Employees who will be made available to CNC will be available only after they have executed Letters of Agreement in the form attached hereto as Exhibit B, which form the parties hereto expressly approve.

          (c) The parties hereby acknowledge and agree that Intellectual Property Rights, as defined in Exhibit C, created, written, developed or made by each Loaned Employee while performing services for CNC pursuant to this Agreement shall be subject to the addendum to the Loaned Employee Letter of Agreement (Exhibit B).

          (d) In addition to the other terms and conditions of this contract, CTI and CNC agree and stipulate, as further consideration for the promises made by each party hereunder, as follows:

               (1) CTI will use its best efforts to ensure the successful and timely implementation of the Intuit contract. Additionally, CTI will use its best efforts to ensure that the network performance achieved will be sufficient to attract and retain new customers.

               (2) CTI Principal Matthew W. Bross will be available on a part-time basis to ensure overall management of the project. Matthew W. Bross will contribute a minimum of 80% of his working time between the signing of this document and the end of 1995, and then a mutually agreed upon level of effort thereafter.

               (3) CTI will use its best efforts to ensure that a properly trained network control center is developed in St. Louis, MO. This will include developing the staffing requirements, interviewing and hiring the staff, and training the staff as required.

               (4) CTI will allow CNC to hire any of the CTI personnel associated with this project that CNC wishes at any time during the project, as set forth in Section 6 of this agreement.

               (5) CTI will use its best efforts to assist CNC in locating other revenue generating co-location network opportunities.

     2.   AGREEMENT SCOPE AND TERM
          ------------------------

     The term of this agreement shall be for a period of twenty-four (24) months, commencing November 1, 1995, and terminating October 31, 1997. The parties agree that this agreement may be terminated prior to the expiration of 24 months by the mutual, written consent of both parties. Such 24 month period referred to herein shall be referred to as the "Agreement Term". Said two (2) year period shall automatically renew for an additional two-year period unless either party shall give one-hundred twenty (120) days notice prior to the expiration of this contract to the other party that said party does not wish to extend the terms of this contract.

     3.   TERMINATION OF ASSIGNMENTS
          --------------------------

     A Loaned Employee's assignment to CNC may be terminated by CTI for the following reasons:

          (a)  Termination of Employment with CTI.  In the event a Loaned
               ----------------------------------
Employee's employment with CTI terminates for any reason, the Loaned Employee's assignment to CNC hereunder shall also terminate. Nothing in this Agreement shall require CTI to retain the Loaned Employee in its employment for any period of time, and CTI shall be free to terminate any Loaned Employee at any time during the term of this agreement.

          (b)  Payments Due Upon Termination of Loaned Employee's Assignment.
               -------------------------------------------------------------
Upon the termination of the assignment of a Loaned Employee, CNC shall reimburse CTI for any amount which had accrued and remains unpaid as of the date such assignment terminated and for which CTI is entitled to reimbursement under
Section 4(f) below. CNC shall make any payments due under this subsection (b) in accordance with said Section 4(f).

          (c)  Replacement of Loaned Employees.  In the event a Loaned
               -------------------------------
Employee's assignment is terminated pursuant to Section 3(a) above, unless the position held by the Loaned Employee has been eliminated, CTI shall select a replacement employee who will become a Loaned Employee for purposes of this Agreement.

     4.   CNC'S OBLIGATIONS - COMPENSATION, BENEFITS AND OTHER HUMAN RESOURCE
          -------------------------------------------------------------------
          PLANS AND PROGRAMS, REIMBURSEMENT OF EXPENSES, AND GRANT OF STOCK
          -----------------------------------------------------------------
          OPTIONS
          -------

          (a)  Loaned Employees Generally.  Except as otherwise set forth below
               --------------------------
in Section 4(d), there shall be no change, from the date of this contract, in the amount, terms and conditions of CTI's compensation, benefit and other Human Resource ("HR") plans and programs as they relate to the Loaned Employees during the term of this agreement without consultation with and the written consent of CNC, except such changes as may be made in the ordinary course of business consistent with CTI's past practices.

          (b)  Base Salary.  CTI shall continue to compensate each of the Loaned
               -----------
Employees for his or her services to CNC under the terms of this Agreement at the rate per annum as specified in Exhibit A and as adjusted annually in accordance with the next sentence, plus overtime and bonuses, if any, ("Base Salary Rate"), less appropriate deductions (including withholding taxes and deductions for participation in benefit programs), and in accordance with CTI's general payroll practices. Any increase in such Base Salary Rate may be made at the sole election of CTI, taking into account any recommendation of CNC made from time to time, as appropriate.

          (c)  Benefits and Perquisites.  Each Loaned Employee shall be eligible
               ------------------------
to continue in, or receive benefits under the benefits plans, arrangements, practices, and programs made available from time to time to similarly situated employees of CTI, subject to, and on a basis consistent with, the terms of such plans, arrangements, practices, and programs.

          (d)  Incentive Compensation.  Each Loaned Employee may be considered
               ----------------------
for participation in any incentive compensation, deferred compensation or bonus arrangement, plan, policy and practice of CTI during the Agreement Term in the sole discretion of CTI, subject to and on a basis consistent with the terms of any such arrangement, plan, policy, and practice.

          (e) Reimbursement of Loaned Employee Expenses.  During the Agreement
              -----------------------------------------
Tenn, CNC shall reimburse CTI for all reasonable ordinary and necessary out-of-pocket employment related expenses of all Loaned Employees, including, but not limited to travel, meals, lodging, mileage, moving expenses, telephone calls, out-of-pocket advances made by the Loaned Employee on behalf of CNC, and any other reasonable employment related expense, including any personal income tax liability that is a direct result of relocating. This provision shall also include all network operations employees hired in St. Louis, Missouri.

          (f)  Reimbursement of CTI, Share Options
               -----------------------------------

               (i) During the Agreement Term, CTI shall invoice CNC monthly for one-twelfth (1/12) of the annual compensation, benefits and administrative costs incurred by CTI with respect to the Loaned Employees, as determined by CTI, and CNC shall pay such amount to CTI in accordance with its normal payment practices, but in no event later than thirty (30) days following receipt of such invoice for such amount. Any discrepancies between amounts billed and paid and actual costs incurred by CTI shall be reconciled and paid promptly following the end of the relevant calendar year. CNC shall have the right to audit, at CNC's expense, CTI's said costs and billings once annually in connection with and at the time of such reconciliation. CNC shall be responsible for reimbursement of the following: Loaned Employees' salaries, FICA, state and federal unemployment tax, worker's compensation insurance premiums and deductibles, medical/health insurance premiums and dental insurance premiums, including coverage for spouses and family, long-term disability insurance premiums, life insurance premiums, seminars and training costs related to Network Operations, local and long distance travel expenses, pagers. CNC shall be responsible for reimbursement of other costs or expenses which CNC deems reasonable and necessary.

     CNC shall also pay to CTI, as reimbursement, an amount equal to [*] of the expenses set forth above, for reimbursement of the general administrative expenses incurred by CTI in providing said Loaned Employees. Said [*] payment shall also be made monthly on the same terms and conditions as set forth above, and shall be based upon the amount billed each month by CTI to CNC.

     CNC shall also reimburse CTI for the direct costs of Network Operation. CNC shall reimburse CTI, on a monthly basis, for office rent, electricity, telephone service, including base service and long distance, necessary office furniture and equipment, ongoing network communications cost, software, insurance, and any other direct, necessary expense.

               (ii) CNC shall grant to certain employees and principals of CTI, at CTI's direction,"options" to purchase Class A stock of CNC pursuant to Option Agreements substantially in the form of Exhibit G hereto. CNC shall enter into an Option Agreement with all recipients hereunder (optionees), in said form as attached Exhibit G. The price, time of grant, number of shares, type of stock, recipients of grants, and vesting of the Options shall be as follows:

               (a) PRICE - The Options shall be granted to the recipients by CNC
                   -----
               with an exercise price of Twenty-five cents ($.25) per share of common stock.

               (b) TIME OF GRANT - The Options shall be granted by CNC on the
                   -------------
               date of execution of this contract, or within ten (10) days thereafter.

               (c) NUMBER OF SHARES - CNC shall grant to the designated
                   ----------------
               recipients Options to purchase a total of Nine Hundred Thousand (900,000) shares of CNC Class A common stock. (The "Option Shares"). CNC

--------------------

     [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               warrants and represents that it shall provide said 900,000 shares to the Optionees under the agreement.

               (d) TYPE OF STOCK - The Options will be to purchase Class A
                   -------------
               common stock of CNC. CNC agrees to file, by the date the lock-up period described in (e) below expires, a registration statement on Form S-8 registering such shares, so that any such shares shall be freely tradeable upon issuance which contain no restrictions whatsoever restricting the sale of said stock on the open market after such time as CNC makes an initial public offering.

               (e) RECIPIENTS OF GRANTS - The specific employees and principals
                   --------------------
               of CTI to whom said Options shall be granted are set forth in Exhibit A-l, attached hereto and incorporated by reference herein and made a part of this contract. Said grants shall be made directly to the designated recipients as set forth in said Exhibit and shall be evidenced by an Option Agreement in CNC's standard form. Each Optionee shall agree not to sell or otherwise dispose of any shares issued upon exercise of the Option for a period of up to 180 days following the effective date of CNC's registration statement relating to CNC's initial public offering, such period to be determined by CNC and the underwriters. CNC warrants and represents that all other employees who have been granted Options under the plan, Optionees and stockholders of CNC stock are bound by a similar 180 day provision. If CNC grants to any such employee Option holders, the right to include shares issuable upon exercise of Option in a registered offering (other than the Form S-8 registration statements described in (d) above) prior to the effective date of the Form S-8 registration statement to sell or dispose of any portion of their shares during the period determined by CNC and underwriters mentioned above, then the Optionees of CTI under this agreement shall be granted the right to sell or dispose of their shares in proportionate include in such registration the same percentage of shares issuable upon exercise of the Options equal to the percentage of shares held by other Optionees and included in such registration amounts as compared to the total Option Shares issued on the effective date of CNC's registration statement.

               (f) VESTING - Subject to the provisions of Section 5, the Options
                   ---------
               will vest, and may be exercised, in whole or in part, as follows:

                    (1) Seven Hundred Thousand (700,000) of said Option Shares shall vest ratably over twelve (12) months, at the end of each month based on the Optionee's continued employment with CTI, and

                    (2) Two Hundred Thousand (200,000) of the Options, to be referred to as the "Performance Shares", will vest ratably over twelve (12) months at the end of each month subject to repurchase at the exercise price by CNC in the event certain performance objectives set forth in Exhibit D have not been achieved within the twelve (12) month period. If at the end of said twelve (12) month period, said performance objectives have not been substantially completed, unexercised options to purchase Performance Shares shall terminate and any Performance Shares acquired on exercise of an Option shall be sold back to CNC by the person exercising such Options at the price of Twenty-five cents ($.25) per share.

                    (3) Regardless of any provision herein, all Options shall fully vest on the date of an Initial Public Offering of stock by CNC.

                    (4) In the event CNC shall merge with any entity, or shall be acquired by any entity, or in the event of a change in control or ownership of CNC, all

                    Options granted hereunder shall become fully vested on date said merger, acquisition, or changes in control or ownership becomes effective. In the event CNC shall not be the survivor of any merger, acquisition, change in ownership or change in control, then CNC hereby agrees to place a provision in its merger or acquisition contract with the acquiring or surviving entity which requires the acquiring or surviving entity either to assume such option or to compensate the optionees under this agreement for the value of the stock of CNC which the optionees would have received under this agreement. If the Option is not assumed, the provision shall require the surviving or acquiring entity to pay to the respective optionees, in cash, or in the form of stock of the acquiring or surviving entity, an amount equal to the amount which the total, vested shares of CNC stock held by all optionees hereunder represent in relation to the total price paid for CNC by any acquiring or surviving entity on the date CNC is acquired, merges with another entity, or undergoes a change in control or ownership. To illustrate, all parties agree that the following example accurately expresses the intention of this provision in the event the Options are not assumed:

     In the event CNC is acquired by, or merges with another entity, and the total price paid by the acquiring or surviving entity to obtain CNC, considering all forms of compensation, is "X', and further considering that all the vested stock options of CNC held by all optionees hereunder on the date of the acquisition or merger is "Y", and further considering that if "Y" represents "Z" percentage of the total value of all stock of CNC which is valued at "X", then the acquiring or surviving entity shall pay to the optionees hereunder an amount equal to "Z" of the purchase price of CNC ("X"), in amounts as directed by CTI. Said payment shall be in the form of stock of the acquiring or surviving entity or in the form of cash, said form of payment to be chosen by the acquiring or surviving entity. If stock is chosen as a method of payment, said stock shall be Class A common stock with no restrictions on the sale or transfer of said stock whatsoever other than restrictions which would apply to all shareholders of CNC receiving stock in the merger.

     Said provision, as illustrated above, shall be a part of any acquisition or merger contract with any acquiring or surviving entity entered into by CNC. Furthermore, CTI shall have the right to review the terms of said provision prior to the execution of the acquisition or merger contract by CNC.

                    (5) Attached hereto as Schedule I and incorporated herein by reference are certain additional covenants and agreements of the parties with respect to the grant and exercise of Options hereunder.

          (iii) Representation Concerning Capital Structure of CNC,
                ---------------------------------------------------
Financial Statements. CNC has delivered to CTI the [consolidated] balance sheet
--------------------
of CNC [and its subsidiaries] as of November 30, 1995, and the related [consolidated] statement of income for the 11 months then ended, and for CNC's most recent fiscal year ended December 31, 1994. CNC represents that the authorized capital stock of CNC consists of 100, 150,358 shares of common stock, par value one (1) cent per share [and 70 million shares of preferred stock, par value one (1) cent per share], of which 32,801,220 shares [and 13,596,788 shares, respectively,] have been issued and are outstanding. CNC has not granted any options, warrants or other rights to acquire shares of capital stock or other equity securities of CNC, whether upon conversion of other securities or otherwise, except as disclosed on Schedule 2 hereto (which Schedule includes information concerning exercise price, conversion ratio and other information sufficient to disclose the value to be received by CNC upon exercise of such options, warrants or rights or conversion of such convertible securities).

     5.   OPTION TERMS AND PROVISIONS
          ---------------------------

               (a) Subject to the terms of Section 5(c), the Options may be exercised only by the optionee during the period ending 10 years following the date of this contract. The Options may be exercised, in whole or in part, by written notice (in the form attached as Exhibit F) stating the election to exercise the Option and the total number of shares under the Option being exercised. Such notice of exercise shall be signed by optionee and delivered, accompanied by payment of the exercise price, to CNC. The Options shall be deemed exercised upon receipt by CNC of such written notice accompanied by the exercise price. For income tax purposes, shares of common Stock issued upon exercise of the Options shall be considered transferred on the date of exercise of the Option. If CNC reasonably determines that it is required to pay withholding taxes as a result of any exercise, the Optionee shall be required to pay to CNC the amount of such withholding taxes as a condition to the Optionee's right to exercise the Option.

               (b) Payment of the exercise price shall be made by any of the following, or a combination thereof, at the election of the holder of the
Option: (i) cash, (ii) personal check, (iii)cashier's check, or (iv) money order.

               (c) The Options shall not be transferable.

               (d) In the event of the death of any recipient to whom an Option shall have been transferred, the Option may be exercised at any time within 12 months following the date of the recipient's death (but in no event later than 10 years after the date of this contract), by such recipient's estate or by his or her heirs or legatees. Said Option shall cease to vest in the event of death of any recipient.

               (e) In the event of termination of employment of a recipient, to whom an Option Share shall have been transferred, as a result of his or her disability, such recipient may, but only within 12 months of such termination (and in no event later than 10 years after the date hereof), exercise the Option to the extent the Option is vested as of the termination date.

     6.   CHANGE IN STATUS OF LOANED EMPLOYEE
          -----------------------------------

               (a) At any time during the Agreement Term or upon termination of this Agreement, CNC may, at its sole option, offer permanent employment to any Loaned Employee, upon terms and conditions agreed upon by CNC and such Loaned Employee. If such Loaned Employee accepts CNC's offer of employment, such Loaned Employee's employment with CTI shall terminate on a date mutually agreed upon by CTI and the Loaned Employee and CTI shall pay the terminating Loaned Employee all salaries and benefits due through such termination date (which amounts shall be reimbursed by CNC pursuant to Section 4(f) hereof). In the event a Loaned Employee shall become a CNC employee as provided hereunder, any time said employee spends during the term of this contract working for CNC toward the goals of CNC under this contract shall be counted as "staff months" in favor of CTI in calculating the "Staff Months" pursuant to Section l(a) of this contract. Additionally, all time spent by Shelley Mortimer, Timothy Hood, and Tony Zeis toward the goals of this contract shall also be counted toward the "Staff Months" regardless of the fact that said persons are employees of CNC.

               (b) If an Optionee becomes an employee of CNC, his or her Options shall continue to vest according to the terms herein.

     If the employee later returns to the employment of CTI during the term of this contract, the previous change in employment status shall not affect the vesting rights of that employee with respect to the Options, and he or she shall be treated as if he or she had never left CTI's employ for stock vesting purposes.

     7.   AGENCY AND AUTHORITY
          --------------------

     The Loaned Employees shall remain, and shall be advised by the parties that they will at all times during the Agreement Term, continue as employees of CTI; provided, that notwithstanding anything to the contrary contained in this Agreement, CTI or any Loaned Employee may, at any time, with or without cause, terminate employment of such Loaned Employee with CTI. CNC shall be responsible for directing the Loaned Employees' performance of duties associated with the position titles set forth on Exhibit A hereto. The parties hereto agree that until further agreement, the Loaned Employees are not, nor will they become, employees of CNC for tax purposes or any other purpose whatsoever. The Loaned Employees have no authority to make commitments or enter into contracts on behalf of, or to bind or otherwise obligate CNC in any matter whatsoever, except as expressly provided herein.

     8.   MODIFICATION AND EXTENSION OF COLLOCATIONS SERVICES AGREEMENT
          -------------------------------------------------------------

          (a) The parties hereto expressly acknowledge that CTI and CNC, formerly known as Concentric Research Corporation, with its principal offices at 10590 N. Tantau Avenue, Cupertino, CA 95014, have previously entered into a certain contract titled "Collocations Services Agreement", marked Exhibit H and attached hereto, under which CTI provides to CNC certain services, including but not limited to, the provisioning of Points of Presence, modeling, providing local access network design and analysis and various other functions and services. As further and additional consideration for CNC and CTI for their promises made under this agreement, CNC and CTI agree and stipulate as follows with respect to said "Collocations Services Agreement," and the terms thereof:

               (1) Said "Collocations Services Agreement" shall be extended for an additional term of two years from the date of execution of this contract. At the termination of this agreement, CTI will assign its rights to the POPS under said contract to CNC. CNC may close or acquire any POP during the two year term by paying the net present value (at prime) of the remaining CTI profit on any or all POPS.

               (2) CNC will pay the amounts set forth in the original agreement based upon a minimum of one hundred (100) POP sites at all times during the additional two year period.

               (3) CTI will continue to be responsible for provisioning new POP sites for CNC and CTI will be paid [*] for each installation.
               All direct costs of any new POP shall be paid by CNC.

               (4) CTI will continue to provide local access network design and analysis for CNC at the cost to CNC of [*] per POP, per month.
               In calculating this number, all POPS under the direct control of CNC will be utilized.

               (5) CTI shall be allowed to co-locate equipment in the CNC POPS' controlled by CNC based upon a percentage of floor space utilized. Such cost to CTI to be that percentage of the cost plus [*] of the fees paid by such party to CTI for square footage in the POP locations, in excess of the cost of said square footage.

     9.   INDEMNIFICATION
          ---------------

               (a) In the event of any liability, claim or cause of action of any kind against CNC arising out of any action or inaction (or alleged action or inaction) of a Loaned Employee, which is outside the scope of such employee's services for CNC or as contemplated hereunder, or arising out of any action or inaction (or alleged action or inaction) of a Loaned Employee which is outside of the scope of such employee's services for CTI, CTI shall indemnify CNC from and against any and all losses, damages, claims, penalties, liabilities or expenses (including reasonable attorneys' fees and expenses) ("Losses') incurred by CNC. CTI shall be informed immediately of any alleged action or inaction by any CTI employee which might give rise to a claim for losses by CNC.

               (b) In the event of any claim or cause of action of any kind against CTI by any Loaned Employee for violation of any employment law, the Americans with Disabilities Act, the Family and Medical Leave Act, or any act or law designed to protect the rights of employees, arising out of any action or inaction (or alleged action or inaction) of CNC or any of its employees, principals, agents, or representatives, CNC shall indemnify CTI from and against any and all losses or costs, damages, claims, penalties, liabilities, or expenses (including reasonable attorneys' fees and expenses).

               (c) CTI shall indemnify and hold harmless CNC from and against any and all Losses incurred by CNC arising out of, or resulting from or relating to any action by CTI relating to termination, salary continuation, indemnity, notice pay or severance pay or benefits payable by

-------------------------

        [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reason of termination of employment of any Loaned Employee with CTI or termination of the assignment of any Loaned Employee with CNC, unless said claim or loss is the result of a reduction in force for employees specifically,.hired at the request of CNC, or results from termination because such employee is hired by CNC.

     10.  SUCCESSORS AND ASSIGNS
          ----------------------

     This Agreement and all rights hereunder shall inure to the benefit of and be enforceable by each party's successors and permitted assigns. No party may assign or transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties except as specifically provided herein.

     11.  GOVERNING LAW AND JURISDICTION
          ------------------------------

     This Agreement shall be governed by, and construed in accordance with, the laws of California, without regard to the principles of conflicts of laws thereof.

     12.  NOTICES
          -------

     For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given or delivered upon receipt after personal delivery or mailing by registered mail, return receipt requested, postage prepaid, address as follows:

          (a)  If to CTI:

               Critical Technologies Incorporated
               3324 Hollenberg Drive
               Bridgeton, MO 63044
               Attention: Paul Noblett
               Phone:
               Facsimile:

               with a copy to:

               Niedner, Bodeux, Huff and Lenox
               Attention: Timothy R. Huff
               131 Jefferson Street
               St. Charles, MO 63301
               Phone:
               Facsimile:

               (b)  If to CNC:

               Concentric Network Corporation
               10590 N. Tantau Avenue
               Cupertino, CA 95014
               Attention: Chief Financial Officer
               Phone: (408) 342-2800
               Facsimile: (408) 342-2810

               with a copy to:

               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA 94304
               Attention: Robert T. Clarkson
               Facsimile: (415) 493-6811

or to such other address as any party may have furnished to the other in writing in accordance herewith.

     13.  AMENDMENT
          ---------

     No amendment or modification of this Agreement or any of its provisions shall be binding upon any party unless made in Writing and signed by all of the parties hereto.

     14.  VALIDITY
          --------

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     15.  WAIVER
          ------

     The performance of any condition or obligation imposed hereunder upon any party hereto may be waived only upon the written consent of the parties hereto. Such waiver shall be limited to the terms thereof and shall not constitute a waiver of any condition or obligation of the other party under this Agreement. Any failure by any party to this Agreement to enforce any provision shall not constitute a waiver of that or any other provision of this Agreement.

     16.  THIRD PARTY RIGHTS
          ------------------

     This Agreement shall not inure to the benefit of any third party other than CTI and CNC and valid successors or assigns of a party hereto or thereto, with the exception that CTI Loaned Employees and recipients of Option Share grants provided herein shall be "third party beneficiaries" of this contract and shall have all legal rights incident thereto, including the right of specific performance of this contract.

     17.  REMEDIES UPON DEFAULT
          ---------------------

               (a) The parties agree that they will attempt to resolve disputes arising in connection with this Agreement, including with respect to achievement of Performance Objectives set forth in Exhibit D, through good faith consultation. In the event of a default by either party, the other party shall notify the defaulting party, in writing, of the default, setting forth the nature thereof. Said notice shall be mailed to the company at the designated address for notices as provided in Paragraph 11 above. The defaulting party shall have thirty (30) days from the date of the notice to cure said defect or default. In the event said defect or default is not cured within thirty (30) days as provided herein, the non-defaulting party may declare this contract in breach and may pursue any legal or equitable remedy, including specific performance. The parties agree that in the event of such an action, the losing party shall be responsible for the payment of all costs, including the reasonable attorney's fees of the prevailing party.

     18.  HEADINGS
          --------

     The heading references are for convenience purposes only and do not have any meaning with respect to the terms and conditions of this Agreement.

     19.  ENTIRE AGREEMENT
          ----------------

     This contract, consisting of pages, and all exhibits, being Exhibits through, constitute the entire agreement of the parties, and no representation or agreement, oral or otherwise, not contained herein, shall be binding upon the parties. This agreement shall bind the heirs, assigns and successors of CNC and CTI.

     20.  FORCE MAJEURE
          -------------

     Neither CNC or CTI shall be considered in default in performance of their obligations hereunder if performance of such obligations is prevented or delayed by acts of God or government, labor disputes, failure or delay of transportation, or by vendors or subcontractors, or any other similar cause or causes beyond the reasonable control of either party. Time of performance of either party's obligations hereunder shall be extended by the time period reasonably necessary to overcome the effects of such force majeure occurrences.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth below.


CONCENTRIC NETWORK                     CRITICAL TECHNOLOGIES
CORPORATION                            INCORPORATED

By:     /s/ John Peters                By:    /s/ Matthew W. Bross
   ---------------------------            -----------------------------

Name:   John Peters                    Name:  Matthew W. Bross
     -------------------------              ---------------------------

Title:  President, NSD                 Title: Vice-President
      ------------------------               --------------------------


                   LIST OF EXHIBITS AND SCHEDULES TO EMPLOYEE
                   ------------------------------------------
                        SERVICES AND STAFFING AGREEMENT
                        -------------------------------

                                    EXHIBITS
                                    --------

A.             List of Loaned Employees

A(1).          Stock Grant Recipients and Amounts

B.             Employee Letter of Agreement

B.(addendum)   Confidentiality Agreement

C.             Network Expansion Plan

D.             Performance (Stretch) Objectives

E.             Network Operations Plan

F.             Form for Notice of Election of Exercise of Grant Option

G.             Form of Option Agreement

H.             Collocations Services Agreement

I.             Software Development Plan

                                   SCHEDULES
                                   ---------

1. Additional Covenants and Agreements regarding the grant and exercise of Option Shares.

2. Disclosure by CNC of grants of other options, warrants or other rights to acquire shares of CNC stock or other equity securities of CNC.

[***]                                EXHIBIT A




-------------------------

     [***]Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. A total of 3 pages containing such information has been omitted from this exhibit. Confidential treatment has been requested with respect to the omitted portions.

                            "EXHIBIT B (ADDENDUM)"

           CONFIDENTIALITY, NON-COMPETITION, AND COPYRIGHT AGREEMENT


     THIS AGREEMENT is made as of the _____ day of __________, 1995, between CONCENTRIC RESEARCH CORPORATION, a Florida corporation (hereinafter referred to as "CRC"), and __________________________ (hereinafter referred to as "Employee").


                                  WITNESSETH:

     WHEREAS, CRC owns and operates the Concentric Research Information System ("CRIS"), a computerized, on-line interactive network that provides information, entertainment and telecommunication services; and

     WHEREAS, in connection therewith CRC develops proprietary computer software and uses proprietary know-how in such business, and now has and expects to develop confidential information relating thereto and in connection with other software products or services CRC develops or offers in the future; and

     WHEREAS, the parties hereto desire to set forth certain agreements and understandings regarding ownership of intellectual property by CRC and confidentiality and non-competition on the party of Employee, which agreements and understandings are for the benefit of both CRC and Employee.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.        Confidential Information.
          ------------------------

          a. The term "Confidential Information" shall refer to any information, not generally known in the relevant trade or industry, which was obtained from CRC, or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance hereunder on behalf of CRC and which falls within the following general categories:

          i.   information relating to trade secrets of CRC;

          ii. information relating to existing or contemplated products, services, technology, designs, processes, formulae; computer systems, computer software, algorithms and research or developments of CRC;

        iii. information relating to business plans, sale or marketing methods, methods of doing business, customer lists, customer usages and/or requirements, names of sales representatives, and vendor and supplier information or CRC;

        iv. information relating to proprietary computer software not generally known to the public and related unpublished documentation of proprietary computer programs;

        v.    information relating to new developments;

        vi. any other information that CRC may wish to protect by patent, copyright or by keeping it secret and confidential.

        b. Employee agrees not to divulge to anyone, at any time during or after the termination of his employment by CRC, any Confidential Information or any other trade secrets of CRC. Upon the termination of his employment by CRC, Employee agrees to deliver up to CRC all notebooks, computer files and any other data in any tangible form whatsoever in relation thereto, containing, embodying or evidencing any of the Confidential Information described herein.

2.      Non-Competition Covenant.
        ------------------------

        a. The term "Competitor" shall refer to any person, firm, corporation, partnership or other business entity of any type whatsoever engaged in or about to become engaged in the production, licensing, sale or marketing of any product or service:

        i. which is similar to or competitive with CRIS or CRC's proprietary computer software or any product or service of CRC with which Employee has been directly concerned through his work with CRC during the preceding two (2) years;

        ii. with respect to which the Employee has acquired Confidential Information.

        b. As material inducement to CRC's willingness to employ Employee, Employee covenants and agrees that, for a period of two years following the termination of his employment, whether such termination be with or without cause, he shall not enter the employ of any Competitor, nor himself engage during such period, directly or indirectly as principal, agent, officer, employee or otherwise, in any such business in competition with CRC, within any area in which CRC is itself carrying on business at the time of such termination. Employee also covenants and agrees that for a period of two years following termination of his employment, he shall not recruit or attempt to recruit any of CRC's other employees, or to contact either directly or indirectly, any client of CRC for the purpose of soliciting such client from CRC.

3.      Copyright Assignment. Employee hereby acknowledges that all works,
        --------------------
including all program code and supporting documentation and all other copyrightable materials, written in whole or in part by Employee, shall be deemed to be works made for hire. To the extent that any such writing may not, by operation of law, be works make for hire, Employee hereby assigns to CRC the ownership of copyright in such works, whether published or unpublished. Employee agrees to give CRC or its designees all assistance reasonably required to perfect such rights, including but not limited to, the identification of the works and supporting documentation and the execution of any instruments required to register copyrights.

4.        Remedies. The parties hereto recognize that the services to be
          --------
performed hereunder by Employee are special and unique. It is understood and agreed that Employee's disclosure of Confidential Information, breach of the Non-Competition Covenant, and/or breach of the Copyright Assignment, may give rise to irreparable injury to CRC, which may not be adequately compensated by damages. Accordingly, in the event of Employee's breach or threatened breach of this Agreement, CRC shall be entitled to preliminary and permanent injunctive relief, without bond, restraining Employee from disclosing, in whole or in part, the Confidential Information protected by this Agreement, or from rendering any services to any person, firm, corporation, association, or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed, or from marketing, selling, or otherwise exercising proprietary rights to copyrightable material referenced in this Agreement. Nothing herein shall be construed as prohibiting CRC from pursing any other recovery of damages. These undertakings shall survive the termination or cancellation of this Agreement or of Employee's employment with CRC.

5.        Miscellaneous Provisions.
          ------------------------

          a. Employee acknowledges that he has no employment agreement of any type whatsoever, whether oral, written, expressed, or implied, that would alter the "at will" status of Employee's employment with CRC. Both CRC and Employee therefore have the right to terminate this employment relationship at any time for any reason, with no obligation to provide advance notice of such termination to the other party. Employee hereby acknowledges receipt of the CRC employment manual and agrees that CRC shall have the unilateral right to modify its employment policies therein described at any time. Employee further agrees and acknowledges that these employment policies or other similar provisions are reasonable and agrees not to contest them by way of unjust dismissal proceedings otherwise. By signing this Agreement, however, Employee is not agreeing to forgo or waive any rights that he has or may have under federal, state and local employment laws or regulation.

          b. Employee represents to CRC, which relies on this representation, that Employee is free to enter into this Agreement in that he is not under any restrictions from a former employer or business that would preclude him from making these arrangements. Employee acknowledges that CRC does not want him to disclose to it any confidential information that he may have obtained from a former employer.

          c. This Agreement will be binding upon, shall inure to the benefit of, CRC and Employee, and their respective heirs, personal and legal representatives, successors and assigns.

          d. This Agreement contains the entire agreement and understanding between the parties hereto, and no modification hereof shall be binding unless in writing and signed by the parties hereto.

          e. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not effect the validity or enforceability of the other provisions hereof.

          f. This Agreement is executed in, and it is the intention of the parties hereto that it shall be governed by the law of the State of Michigan.

     IN WITNESS WHEREOF, CRC has caused this Agreement to be executed by a duly authorized officer and Employee has duly executed this Agreement on the date and year above written.


CONCENTRIC RESEARCH CORPORATION,        EMPLOYEE/CONTRACTOR:
a Florida Corporation


By:____________________________         ___________________________


Witness:_______________________

Witness:_______________________

                                   EXHIBIT B

                      Loaned Employee Letter of Agreement


Concentric Network Corporation
Critical Technologies Incorporated
c/o CNC

     Re:  Conditions of Employment While Performing Services
          Concentric Network Corporation


Dear __________:

     I have agreed, as of ____________, 1995, to accept an assignment to Concentric Network Corporation ("CNC") to perform services for the Concentric Network Corporation in the capacity of ____________. I understand that during the period in which I am performing services for CNC, I will still be an active full-time employee of Critical Technologies Incorporated ("CTI"). As such, I will be entitled to receive and be subject to the CTI compensation, benefits, and other Human Resources plans and programs. I will not be considered an employee of CNC and I further agree that I will not make any claim of entitlement to any compensation, benefits or other Human Resources plans and programs of CNC, if any.

     I further agree that any intellectual property rights as defined in the addendum to this employee loan letter of agreement, created, written, developed or made by me while performing services for CNC shall be and shall continue to be the property of CTI, as set forth in the addendum to this letter.

     I understand and agree that neither the provisions of my assignment to CNC nor this Letter of Agreement constitute a contract of employment or set forth employment terms between me and CTI. I understand that my employment relationship with CTI is by mutual consent (employment at will) and that I have the right at any time to terminate my employment for any reason. I also understand that CTI reserves the right to terminate my employment on the same basis.


                                        Sincerely,


                                        ________________________________________

                                    EXHIBIT C

                         CONCENTRIC RESEARCH CORPORATION



                              CRC 1995 EXPANSION PLAN

SCOPE - EXPANSION PLAN
--------------------------------------------------------------------------------

MANAGE THE SUCCESSFUL IMPLEMENTATION OF THE 1995 NETWORK EXPANSION UPGRADES. PROVIDE THE BASIS FOR MANAGEMENT OF FUTURE NETWORK EXPANSION.

 .       Implement Xylogics terminal server technology
 .       Install V.34 technology
 .       Immediately bring all T1 facilities to full utilization
 .       Implement CMS diagnostic upgrade
 .       Create basic statistics document
 .       Ongoing capacity requirement (i.e. Affinity Programs)
 .       Create change control procedures

OBJECTIVES - EXPANSION PLAN
--------------------------------------------------------------------------------

 .       Formulate all current and future (1995) capacity data
 .       Model capacity data against current network provisioning
 .       Develop budget requirements
 .       Procure all hardware, software and services
 .       Manage the implementation and capacity upgrades
 .       Quality assurance testing
 .       Document process and solutions

METHODOLOGY - EXPANSION PLAN
--------------------------------------------------------------------------------

The Rapid Expansion of existing network facilities is possible due to the immediate availability of all required components.

        . AT&T Frame-Relay services have been expanded to 600% of last year's capacity. This allows for rapid acquisition of additional resources.

                .       Frame Ports
                .       Frame Circuits
                .       Frame Committed Information Rates

        . Racal-Datacom product availability is excellent for the specific networking components required in the expansion plan.

        . Networking Engineering and Operations personnel are well versed in the coordination of the required LEC facilities. POP locations are all currently provisioned with T1 facilities capable of immediate expansion.

                         METHODOLOGY - EXPANSION PLAN
--------------------------------------------------------------------------------

 . CRC and Vendor(s)                Organizational Chart
                                   Functional Responsibilities

 . Existing                         Statistics/Hardware
 . Future                              Documentation        Implementation
                                                                Plan
 . Network diagrams                    Define
 . Budget approval                  Requirements

 . Define management requirements      Define
 . Document process and findings    Change Control
 . Quality Assurance review

                    [This page intentionally left blank]

METHODOLOGY - EXPANSION PLAN


 .       Deliver Requirements to Vendors         Hardware
                                                Procurement     Procedures
                                                                Document

 .       Project Management                      Begin Phased
                                                Installation
                                                                Close Project

 .       Quality Assurance Review                Network
                                                Testing

 .       As Built Network Documentation          Network
                                                Documentation

METHODOLOGY - EXPANSION PLAN

DEVELOP & DRIVE THE CAPACITY PLANNING METHODOLOGY AND PERFORM THE FOLLOWING ACTIVITIES TO ENSURE NETWORK PERFORMANCE.

 .       Define the hardware/ statistics report formatting
 .       Coordinating all activities with associated vendors
 .       Create change control procedures
 .       Define and document the detailed requirements
 .       Develop working design document
 .       Create detailed port cost contribution
 .       Manage to predictable implementation plan
 .       Provide detailed progress updates to mangement and the board as required
 .       Overall project management

This approach will ensure that ongoing requirements be handled in a timely, cost effective manner insuring superior customer support.

SCOPE - NETWORK EVOLUTION PLAN

 .       FINALIZE THE NETWORK RFP PROCESS AND WORKING NETWORK DESIGN. THIS
        EFFORT WILL ENSURE COMPETITIVE COST STRUCTURES EXIST FOR THE NETWORK. WHILE ENSURING HIGH CAPACITY, LOW LATENCY NETWORK PERFORMANCE

 .       Methodology and approach
 .       Vendor(s) selection
 .       Working network design
 .       Manage the implementation and migration
 .       Document process and solutions

OBJECTIVES - NETWORK EVOLUTION PLAN


 .       Rapid completion of RFP process
 .       Provide a working network design that meets tactical and strategic requirements
 .       Facilitate vendor "Proof Of Concept" against network design
 .       Define and analyze vendor pilot program(s)
 .       Implement final solution

                    [This page intentionally left blank]

METHODOLOGY - PHASE 1 NETWORK EVOLUTION PLAN

 .       Complete                        Requires
                                        Document

 .       Complete                        Solicit
                                        Vendors
                                                        Select Finalists
 .       Complete                        Vendor
                                        Responses

 .       Define scoring criteria
 .       Determine selection committee   Vendor
 .       Evaluate vendors                Scoring
 .       Document process and findings
 .       Quality assurance review
 .       Management update

METHODOLOGY - PHASE 2 NETWORK EVOLUTION PLAN

 .       Develop design vision                   Finalists
 .       Update detailed requirements            Requirements        Develop
 .       Present requirements to vendors                             Pilot Plan

 .       Joint working design                    Conceptual
                                                Designs             Pilot
                                                                  Solution(s)
 .       Vendor(s) proof of concept
 .       Vendor(s) presentations                 Vendor Proof
                                                of Concept
                                                                    Evaluate
                                                                    Pilots
 .       Define scoring criteria
 .       Evaluate vendors                        Vendor
 .       Document process and findings           Scoring
 .       Quality assurance review
 .       Management update

METHODOLOGY - NETWORK EVOLUTION PLAN

FINAL WORKING DESIGNS AND PROOF OF CONCEPT WILL ENCOMPASS DETAILS RELATED TO:

 .       Cost
 .       Functionality
 .       Reliability
 .       Performance
 .       Management Capabilities

This approach ensures that a working design can be implemented for a "Leading Edge" network solution prior to large financial commitments.

METHODOLOGY - NETWORK EVOLUTION PLAN

MANAGE THE METHODOLOGY AND PERFORM THE FOLLOWING ACTIVITIES TO ENSURE ITS
SUCCESS.

 .       Define the scoring matrix
 .       Manage the selection committee
 .       Document phased results
 .       Define and document the detailed requirements
 .       Develop working design document
 .       Define the pilot and facilitate vendor implementation
 .       Overall project management

                                  EXHIBIT "D"

        Concentric Network Corporation and Critical Technologies, Inc.


                            PERFORMANCE OBJECTIVES


1. Develop and establish the network control center in Critical's St. Louis facility.

2.   Design, build and implement the seven (7) Canadian POP sites.

3.   Rapidly harden the Bay City POP site.

4. Rapidly bring live seventy-one (71) local markets utilizing the LA (Virtual Local Access) techniques.

5.   Develop and implement a plan to segregate the CNC host systems.

6.   Rapidly develop the Intuit Registration Server.

7. Deploy a total of [*] local and virtual access ports at a targeted average cost/port of [*].

8. Successfully demonstrate the new network architecture. Included in this demonstration will be the attainment of the following objectives:

     a) A latency factor of not more than _______. (to be determined by 2/10/96)

     b)   A through-put purport of _________. (to be determined by 2/10/96)

     c)   The ability to reconfigure inbound port on a call-by-call basis.

     d)   The ability to provide best-fit routing on the back bone network.

9.   Develop a field trial of a BRI ISDN connectivity.

10.  Develop a monthly network management report.

11.  Develop and implement on-line credit card authorization.

12. Implement the Portal Back Office System or an equivalent next generation "back office system".

13. Implement a proactive capacity management system that ensures we maintain a mutually agreeable target grade-of-service.

-----------------
       [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT E

                       CONCENTRIC RESEARCH CORPORATION

                                  PLAN FOR

                             NETWORK OPERATIONS

                             NETWORK OPERATIONS
                              MISSION STATEMENT


                   Provide convenient and cost effective
                    operations of customer networks while
                   controlling the rising and hidden costs
                      of network management and support


                             [LOGO APPEARS HERE]

[LOGO APPEARS HERE]
                                  OBJECTIVE

                  Pro-actively monitor and resolve network conditions before they negatively affect network users

                             NETWORK OPERATIONS

SCOPE

        DEVICE MANAGEMENT                               PHYSICAL MANAGEMENT
 .       Logical & Physical                      .       Moves/Adds/Changes
 .       LAN & WAN
 .       Routers, Hubs, Servers
 .       Threshold Monitoring

        TROUBLESHOOTING                                 ADMINISTRATION
 .       Fault Detection                         .       Problem Management
 .       Event to Alarm                          .       Trouble Tickets
 .       Correlation                             .       Thresholds
 .       Impact Analysis                         .       Security
 .       Corrective Action                       .       Agents
                                                .       Backup

        ASSET MANAGEMENT
 .       Equipment Assignments
 .       Configuration Information
 .       Firmware & Software

                             NETWORK OPERATIONS

SERVICES

 .       Continuous 7x24x365 day proactive network monitoring
 .       Problem determination, tracking and resolution
 .       Problem impact analysis
 .       Vendor dispatch and service performance monitoring
 .       System performance and availability reporting
 .       Equipment configuration and database management
 .       Coordination of network adds, deletes and changes

                             NETWORK OPERATIONS

STAFF EXPERIENCE

 .       2-5 years experience in data communications
 .       Operations training on all network management systems
 .       Operations training on communications equipment
 .       Network troubleshooting and restoration procedural training
 .       General operation training to include; trouble ticketing, escalation procedures, vendor dispatch, report generation

[LOGO APPEARS HERE]

                             NETWORK OPERATIONS

SENIOR SUPPORT STAFF

 .       Consists of trained and experienced technical specialists who assist network operators with problem diagnosis on an exception basis.

 .       These specialists become involved in those problems requiring engineering investigation or software reconfiguration

                             NETWORK OPERATIONS

SENIOR SUPPORT EXPERIENCE

 .       5-15 years experience in data communications
 .       Broad experience in data communication concepts and curriculum
 .       Emphasis on product and system specialization

[LOGO APPEARS HERE]

                             NETWORK OPERATIONS
[LOGO APPEARS HERE]

MONTHLY REPORTING:

 .       Network performance and availability
 .       Trouble tickets processed
 .       Network adds, changes and deletes
 .       Network failure trend analysis
 .       Vendor maintenance call performance

                            ORGANIZATION OVERVIEW

                          [FLOWCHART APPEARS HERE]

                                  EXHIBIT I

SCOPE

 .       SOFTWARE DEVELOPMENT MANAGEMENT

        .       Manage registration server development effort for Intuit
        .       Manage host system software upgrades required for escalating subscriber base

                        -Business requirements
                        -Technical requirements
                        -General analysis and design
                        -Detailed analysis and design
                        -Coding
                        -Integration and QA testing
                        -Beta testing
                        -Implementation / Certification

14. Implement a proactive network management process that achieves an average time-to-response of less than ______ hours on urgent trouble tickets and less than ______ hours on priority trouble tickets.

EXHIBIT F

[not included]

                                   EXHIBIT G
                                   ---------

                        CONCENTRIC NETWORK CORPORATION
                        ------------------------------

                               OPTION AGREEMENT
                               ----------------

     THIS OPTION AGREEMENT is entered into effective ____________, 19__, between CONCENTRIC NETWORK CORPORATION, a Florida corporation (the "Company"), and _________________________ (the "Optionee").

     WHEREAS, the Company and CRITICAL TECHNOLOGIES INCORPORATED ("CTI") are parties to an Employee Services and Staffing Agreement (the "Employee Agreement") pursuant to which, among other things, CTI has leased certain employees to the Company and the Company has agreed to issue options to purchase an aggregate of 900,000 shares of Common Stock of the Company ("Option Shares") to certain employees of CTI which, pursuant to the Employee Agreement, will be leased to the Company, and to certain other principals and employees of CTI and to CTI; and

     WHEREAS, an aggregate of ________ of the Option Shares (the "Performance Option Shares") are subject to forfeit in the event certain performance objectives set forth in an exhibit to the Employee Agreement are not timely achieved (the balance of an aggregate of ________ Option Shares are referred to herein as "Regular Option Shares"); and

     WHEREAS, the Optionee is one of the persons selected by CTI to receive an option pursuant to the Employee Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto do hereby agree as follows:

     1.        Grant of Option.  The Company hereby grants to the Optionee the
               ---------------
right and option (the "Option") to purchase all or any part of the number of Option Shares set forth below, at a purchase price of $.25 per share and on the other terms and conditions herein set forth.

               Total number of Regular Option Shares:  _________

               Total number of Performance Option Shares:  _________

     2.        Dates When Option Exercisable.
               -----------------------------

          a. Except as otherwise provided in paragraph 2(d), Options for each of the Regular Option Shares and the Performance Option Shares (if any) will vest and become exercisable ratably over twelve (12) months, at the end of each month after the date hereof, with Options for one-twelfth (1/12) of the shares subject to Option (rounded to the nearest whole share) becoming exercisable at the end of each such month.

          b. Except as otherwise provided in paragraph 2(e) and paragraph 8, the Option shall expire, to the extent it has not already been exercised, at the close of business on ____________, 2005 (the tenth (10th) anniversary of the Employee Agreement) (the "Expiration Date").

          c. Except as otherwise provided in paragraph 2(e), the Option with respect to all Regular and Performance Option Shares not then vested will automatically be assigned to CTI if the Optionee ceases to be an employee of CTI prior to the time all Option Shares are vested hereunder. It is expressly understood and agreed that nothing herein is intended or shall be construed as an employment contract or as implying any obligation on the part of CTI or the Company to continue the Optionee's employment for any period of time after the date hereof.

          d. Notwithstanding paragraph 2(a), the Option shall immediately become exercisable in full upon the effective date of any merger or consolidation of the Company with or into any other entity, at which time the Option shall automatically become an Option on exercise to purchase, with respect to each Option Share purchasable hereunder (whether vested or not) immediately before the consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of Common Stock is entitled in the consolidation or merger without any change in or payment in addition to the Exercise Price in effect immediately prior to the merger or consolidation. The Company shall take any necessary steps in connection with a consolidation or merger to assure that the provisions of this Option shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on exercise of this Option. The Company shall not consolidate or merge unless, prior to consummation, the successor entity (if other than the Company) assumes the obligations of this paragraph by written instrument executed and mailed to the Optionee at the address of the Optionee on the books of the Company.

          e.        Notwithstanding paragraphs 2(b) and 2(c), in the event of
(i) the death of the Optionee, or (ii) termination of the Optionee's employment by reason of his or her disability or incapacity, then in any of such events the Option may be exercised (but only to the extent it was exercisable by the Optionee on the date of his or her death or of such termination of employment), by the Optionee, or the Optionee's personal representative, conservator (if any) or guardian (if any), respectively, in the manner set forth below, for a period of twelve (12) months (but not later than the Expiration Date) after the date of the Optionee's death or of such termination of employment.

     3.        Method of Exercising Option.  The Optionee (or representative as
               ---------------------------
provided above) may exercise the Option hereby granted on one or more occasions at his or her discretion, on each occasion for all or any part of the Option Shares for which the Option is then exercisable, by each time delivering to the main business office of the Company, addressed to the attention of its Chief Executive Officer or Secretary, (i) a written notice stating his or her election to exercise the Option and the number of Regular and Performance (if any) Option Shares to be purchased, together with (ii) cash or check in full payment of the purchase price of the Option Shares to be purchased plus the amount of any Federal and state withholding taxes payable by the Company as a result of such exercise. The Option shall be deemed to be exercised only upon receipt of such notice and payment by the Chief Executive Officer or Secretary. The Company will advise the Optionee, upon the Optionee's reasonable prior request, of the required amount of such taxes.

     4.        Non-Transferability of Option. The Option may be exercised only
               -----------------------------
by the Optionee or as otherwise provided above or by the Employee Agreement. The rights granted by this Option may not be assigned, transferred, pledged or hypothecated in any way, other than by will or by operation of law, and except for automatic transfer to CTI pursuant to Section 2(c), above, and further assignment by CTI, pursuant to the terms of the Employee Agreement. Such rights shall not be subject to execution, attachment or similar process. In the event of the bankruptcy of the Optionee, or in the event of any prohibited assignment, transfer, pledge, hypothecation or other disposition of the Option, or the levy of any execution, attachment or similar process upon the Option, the Option shall automatically expire and shall be null and void. Notwithstanding the foregoing, however, with prior notice to the Company the rights granted by this Option may be transferred between the Optionee in his or her personal capacity and the Optionee as trustee of a trust (A) of which the Optionee is both sole trustee and sole beneficiary during his or her lifetime, and (B) all of which is treated under subpart E of Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, as owned by the Optionee.

     5.        Share Adjustments.  In the event of any stock dividend on,
               -----------------
reclassification, split-up or combination of, or other change in, the Company's Common Stock, then the number or kind of Option Shares shall be correspondingly added to, reclassified, increased, diminished or changed proportionately, without increase or decrease in the aggregate purchase price of all Option Shares.

     6.        No Rights of Optionee as Shareholder. The Optionee shall have no
               ------------------------------------
rights respecting this Option or the Option Shares except as expressly set forth herein or in the Employee Agreement; and the Optionee shall have no rights as a shareholder with respect to any Option Shares until this Option has been duly exercised as to such Option Shares in accordance with the terms hereof. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its common stock or its capital or business structure, or to merge or to consolidate, or to dissolve or liquidate, or to sell or transfer any or all of its business or assets.

     7.        Securities Laws. Neither this Option nor any of the Option Shares
               ---------------
have been registered under the Securities Act of 1933, as amended, or the securities laws of any state, in reliance on exemptions from the registration provisions thereof. By acceptance hereof, the Optionee acknowledges such fact and agrees that, unless the Option Shares are so registered prior to exercise hereof, this Option and any Option Shares will be held for investment and not with a view to distribution or resale, and may not be made subject to a security interest, pledged, hypothecated, or otherwise transferred without either an effective registration statement under such Act and compliance with applicable state securities laws, which may not be possible, or an opinion of legal counsel satisfactory to the attorneys for the Company that such registration is not required under such Act and that applicable state securities laws will not be violated by such action; and the Optionee further agrees that the certificates for such Option Shares shall bear a legend substantially to such effect.

     8.        Performance Option Termination and Repurchase Provisions.  If
               --------------------------------------------------------
performance objectives set forth in Exhibit E to the Employee Agreement have not been achieved within twelve (12) months after the date of the Employee Agreement, the Option for Performance Option Shares shall automatically terminate and no longer be exercisable and the Company shall repurchase from the Optionee at the purchase price of $.25 per share all Performance Option Shares theretofore purchased by the Optionee upon partial exercise of this Option.

     9.        General.  The Company shall at all times during the term of the
               -------
Option reserve and keep available a number of shares of common stock equal to the number of Option Shares, and shall pay all original issue and transfer taxes with respect to the issue of Option Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company incurred in connection therewith.


     IN WITNESS WHEREOF, the Company and the Optionee have executed this Option Agreement as of the date first above written.


                                Company:  CONCENTRIC NETWORK CORPORATION



                                          By:___________________________________
                                             President



                                Optionee: ______________________________________

                                   EXHIBIT H

                         Colocation Services Agreement

This Colocation Services Agreement between Critical Technologies, a Missouri corporation with principal offices at 1300 Baur Blvd., St. Louis, Missouri 83132 (hereinafter referred to as "Critical"), and Concentric Research Corporation (hereinafter referred to as "CRC") with offices located 400 Forty first Street, Bay City, Michigan 48708, is entered into this 1st day of November, 1994.

WHEREAS, Critical is a provider of colocation services; and

WHEREAS, CRC desires to engage Critical to provide colocation services as described herein; and

WHEREAS, Critical desires to accept such engagement upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, CRC and Critical agree as follows:

I.   DEFINITIONS
     -----------

     a.   Colocation sites ("Sites")

          Physical space which shall have the characteristics specified on Appendix A, and shall be fit for the purposes of containing the Racks and Equipment, as hereinafter defined, in an environment that will enable the Racks and Equipment to operate according to Racal-Data Com, Inc. specifications.

     b.   Optimum Locations

          Optimum Locations shall be geographic locations (within which a Site may be selected) which locations shall be identified by Critical as most closely matching the criteria provided by CRC from time to time for purposes of Modeling and in the Optimum Location Requests, as provided in Article V of this Agreement. In identifying Optimum Locations, Critical shall consider:

          1. which metropolitan areas have the greatest potential customer base

          2. the determination of which physical location provides the greatest number of callers with a local dial-access number

          3. conclusions or indications from Modeling based upon CRC's expressed criteria.

          Critical shall provide a mathematical justification for each Optimum Location to CRC, which mathematical justification shall be approved by CRC.

     c.   Modeling services ("Modeling")

          The creation of a mathematical model built and maintained by Critical which shall enable Critical to recommend to CRC and CRC to select Optimum Locations pursuant to the criteria submitted by CRC. The Model shall incorporate data, including but not limited to; CRC's research in the desired markets and/or market places, the existing 800 number service network traffic data ordered geographically, and existing point of presence Site network traffic data.

     d.   Colocation services ("Services")

          The services being offered to CRC by Critical shall consist of Modeling, locating, qualifying and providing Optimum Locations and Sites, pursuant to Optimum Location Requests and Site Orders as described in Article V of this Agreement, providing supervision for any and all construction necessary at the Sites, accommodating installation of Equipment and Racks as hereinafter defined, insuring compliance with all codes, ordinances, rules and regulations, providing consolidated billing for the Sites. Critical shall provide communication with respect to the Services with the TM as hereinafter defined.

     e.   Industrial Telecommunications Racks ("Racks")

          The industrial telecommunication Racks which contain the Equipment, as hereinafter defined, including but not limited to:

          Excal Rackmounts
          ALM 2332 Rackmounts
          INX Rackmount Shelves

     f.   Colocation equipment ("Equipment")

          All of the Equipment, other than Racks, owned by Racal and leased to CRC which are located at the Sites, which Equipment includes but is not limited to that type described on Appendix B.

     g.   Racal-Data Com, Inc. ("Racal")

          A Florida corporation with principal offices located at 1601 North Harrison Parkway, Sunrise, Florida 33323-2899, which is the owner of all or part of the Equipment and Racks and leases those Equipment and Racks to CRC.

     h.   Primary Entity

          Any entity through which Critical leases or otherwise holds an estate in the Site.

     i.   CRC Telecommunications Manager (the "TM")

          CRC shall designate a single employee as its telecommunication manager for purposes of this Agreement and as a primary CRC contact for Critical with respect to this Agreement. The TM shall be designated by CRC, in writing, upon execution of this Agreement and Critical shall be notified, in writing within 48 hours, in the event that CRC appoints a new TM.

II.  AFFIRMATION
     -----------

     Critical shall provide Services, Optimum Locations and Sites pursuant to Orders (as defined in Article V) to CRC.

III. TERM OF AGREEMENT
     -----------------

     This Agreement shall be effective upon the date first written above ("Effective Date") and shall continue for a period of twenty-four (24) months from the Effective Date. Thereafter, this Agreement shall automatically renew itself in twelve (12) month increments unless either party notifies the other of its decision to terminate this Agreement by providing the other party with sixty (60) days written notice prior to the expiration of the period then in effect ("Renewal Period"). This Agreement shall govern all Orders for Services which are received by Critical within twenty-four (24) months from the Effective Date or any Renewal Period. Notwithstanding anything contained herein, in the event that CRC shall fail to renew after the first twenty-four (24) months of the Agreement, and in the further event CRC shall have ordered more than 100 Sites which are subject to this Agreement ("Additional Sites"), CRC shall pay the sum of [*] for each Additional Site for each month less than twenty-four (24) months which has expired from the time the Additional Site was ordered to the date of termination of the Agreement under this paragraph.




IV.  PAYMENT FOR SERVICES AND COMMENCEMENT
     -------------------------------------

     CRC shall pay to Critical the sum of [*] per Site per month, for the first Rack, and [*] for each additional Rack at each Site, per month, up to a total of three (3) Racks. With respect to the first Order, billing shall commence on October 15, 1994. In addition, with respect to the first order, CRC shall pay the sum of [*] upon execution of this Agreement. Thereafter,

---------------------

     [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commisssion. Confidential treatment has been requested with respect to the omitted portions.

     commencement of billing for each Site shall begin upon execution of the Site Order as provided in Article V of this Agreement (hereinafter referred to as the "Commencement Date"). Payments are due monthly, on the first day of each calendar month. If the Commencement Date of each Site or additional Rack is other than the first day of each month, the first payment due hereunder shall be equal to one-thirtieth (1/30) of the monthly rate set forth for each day from and including the Commencement Date through and including the last day of the month prior to the beginning of the term and the monthly rate for the full initial month. Certain of the Sites shall be located at Racal property or leaseholds ("Racal Sites") and CRC may elect to obtain Sites. Notwithstanding anything else contained within this
     Article IV, CRC shall only be required to pay the sum of [*] per month per site for Racal Sites or where the site is obtained by CRC. In the event that number of Sites subject to this Agreement shall drop below 90 Sites, then CRC shall be required to pay the sum of [*] per month per Site for Racal Sites or where the Site is obtained by CRC.

V.   ORDERING PROCEDURE
     ------------------

     a.   Optimum Location Request

          CRC, acting through the TM, shall make a written request to Critical to identify Optimum Locations from time to time in order to enable CRC and Critical to select new Sites or move existing Sites.

          1. The TM shall identify the number of Optimum Locations which it desires Critical to identify.

          2. The TM shall further specify the number of days, but not less than 30 days, within which CRC expects Critical to provide a written response ("Identification Period").

               (i) In the event that Critical is unable to respond within the Identification Period, it shall notify the TM, before the expiration of 75 percent of the respective Identification Period, that it will be unable to comply within the Identification Period. CRC may then elect to cancel the Optimum Location Request or issue an amendment to the Request to provide a new Identification Period.

     b.   Site Order

          The TM shall, from time to time, direct Critical, in writing, to identify a Site within an Optimum Location. The TM shall further specify the number of days, but not less than thirty days unless agreed in writing between the parties, within which CRC expects Critical to provide a Site Order ("Order Period").

------------------
    [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          1. In the event that Critical is unable to respond within the Order Period it shall notify the TM, before the expiration of 75% of the respective Order Period, that it will be unable to comply with the Order Period. CRC may then elect to cancel the Site Order or issue an amendment to the Site Order to provide a new Order Period.

          2. Upon identification of a Site by Critical, Critical shall prepare a Site Order with the address of the Site and deliver the Site Order to the TM. The TM shall execute the Site Order on behalf of CRC, confirming the Site Order.

               (i) Subsequent to the execution of a Site Order, Critical shall deliver to the TM, in electronic form, a list of all exchanges which are a local call to the exchange from the Site.

               (ii) Subsequent to the execution of the Site Order by the TM, if CRC ships Racks or Equipment to the address on the Site Order or incurs any charges, including AT&T or local exchange carrier charges, and the address on the Site Order is incorrect or the Site cannot be used, for any reason which is not the fault of CRC or Racal, Critical shall be liable for all expenses incurred or related to the Site address being incorrect or the Site not being available for use by CRC, including Equipment and Cabinet shipment charges.

     c.   Replacement Site

          In the event that a Site Order is made, and after not less than 120 days subsequent thereto, CRC determines that the Site does not meet its marketing criteria ("Nonconforming Site"), CRC may terminate the Nonconforming Site and order a Replacement Site unless the Site is selected by CRC without Critical's advice.

          1. The Replacement Site must be leased for the balance of the term of the Nonconforming Site.

          2.   The Replacement Order procedure shall be as follows:

               (i) The TM shall, in writing, request a Replacement Site, identifying the Nonconforming Site, and specifying a new Optimum Location. The TM shall further specify the Order Period. The term of this Order Period in such event shall not be less than 30 days.

               (ii) In the event that Critical is unable to respond within the Order Period it shall notify the TM before the expiration of 75% of the respective Order Period, that it will be unable to comply with the Order Period.

                      CRC may then elect to cancel the Replacement Order or issue an amendment to the Replacement Order to provide a new Order Period.

               (iii) Upon indemnification of a Replacement Site by Critical, Critical shall prepare a Replacement Order with the address of the Replacement Site and deliver the Replacement Site Order to the TM. The TM shall execute the Replacement Site Order on behalf of CRC confirming the Replacement Site Order.

                      1) Subsequent to the execution of a Replacement Site Order, Critical shall deliver to the TM, in electronic form, a list of all exchanges which are a local call to the exchange of the Site.

                      2) Subsequent to the execution of the Replacement Site Order by the TM, if CRC ships Racks or Equipment to the address on the Replacement Site Order or incurs any charges, including AT&T or local exchange carrier charges, and the address on the Replacement Site Order is incorrect or the Site cannot be used, for any reason which is not the fault of CRC or Racal, Critical shall be liable for all expenses incurred or related to the Site address being incorrect or the Site not being available for use by CRC, including Equipment and Cabinet shipment charges.

VI.  WARRANTY
     --------

     Critical warrants that the Services shall be provided to the best of its ability, skill and knowledge. Critical further warrants that the Sites will meet the requirements set forth on Appendix A and that the Services will be of the kind and quality and fulfill the purposes defined in Article I of this Agreement and will be performed by qualified personnel. Critical warrants to CRC peaceful possession of all of the Sites. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NO REPRESENTATIVE OF CRITICAL IS AUTHORIZED TO ALTER OR ENLARGE THIS WARRANTY.

VII. INSURANCE
     ---------

     Critical shall maintain in force during the term of this Agreement a policy of insurance issued by a company authorized to engage in the insurance business in all of the states in which the Sites are located. The policy shall insure the Racks and Equipment against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All Risk"), and sprinkler coverage. Further, Critical shall provide a comprehensive general liability insurance policy insuring CRC against any liability arising out of the use, occupancy or maintenance of the Site and all access areas appurtenant thereto. Each policy shall be on an occurrence basis and shall insure not less than Three Million Dollars ($3,000,000.00) per occurrence. The insurance policy shall insure the hazards of the Site and operations conducted in and on the Site, independent contractors, contractual liability, and shall name CRC and Racal as insured parties. CRC shall be furnished with a copy of the certificate of insurance.

VIII. FORCE MAJEURE
      -------------

      Neither Critical or CRC shall be considered in default in performance of their obligations hereunder if performance of such obligations is prevented or delayed by acts of God or government, labor disputes, failure or delay of transportation, or by vendors or subcontractors, or any other similar cause or causes beyond the reasonable control of either party. Time of performance of either party's obligations hereunder shall be extended by the time period reasonably necessary to overcome the effects of such force majeure occurrences.

IX.   CASUALTY
      --------

      In the event that a Site shall be destroyed or rendered unusable by fire or other casualty, Critical shall have 30 days to relocate the Site.

X.    TITLE AND LOCATION
      ------------------

      Nothing contained herein shall give or convey to Critical any right, title or interest in or to any of the Racks or Equipment, and Critical represents and agrees that it shall furnish to CRC such documentation as CRC requires to confirm said title in CRC or Racal.

      Critical shall notify all Primary Entities of the interest of Racal and CRC in the Racks and Equipment. Further, Critical shall file, on behalf of CRC and Racal, a UCC financing statement in each respective state where a Site is being provided pursuant to this Agreement, Critical shall provide to CRC the names and addresses of the Primary Entities and CRC shall prepare the UCC financing statements, Critical shall obtain the signatures of the Primary Entities and file the UCC financing statements in the appropriate state offices. CRC shall pay all filing fees. Each UCC financing statement shall identify the Primary Entity with respect to the Site, address of the Primary Entity, the identity of Racal and/or CRC as the owners of the Racks or Equipment. The UCC shall be in a form which CRC deems advisable to secure the interests of CRC and Racal. Without limiting the foregoing, Critical shall obtain the signature of each of the Primary entities on one or more financing statements in a form and substance satisfactory to CRC covering all of the Racks and Equipment to be located at the Sites pursuant to this Agreement.

XI.   OWNERSHIP RIGHTS
      ----------------

      a.  Racks and Equipment

          The Racks and Equipment shall at all times remain the property of CRC and/or Racal. Critical agrees that it shall allow the Equipment and Rack to be labeled as property of CRC and Racal. Critical shall replace any such stenciling tag or plate which may be removed or destroyed or become illegible. Critical shall keep all Racks and Equipment free from any marking or labeling which might be interpreted as a claim of ownership thereof by Critical or any Primary Entity, or might be interpreted as a claim of anyone so claiming through Critical or any Primary Entity.

          1. Upon termination or expiration of this Agreement, Critical shall provide immediate access to the Sites to remove all Equipment and Racks.

     b.   Modeling

          With respect to the Modeling, Critical shall retain ownership of the analytical process. CRC shall retain ownership of all data provided for the Modeling and all results of the application of the analytical process to the data. Critical shall not, without prior written permission of CRC, transfer, disclose or otherwise provide the data or results of the Modeling to any person outside of Critical. Critical agrees that it shall thoroughly safeguard the confidentiality of the data in the Modeling results, and in no event shall it be to a lesser extent than Critical safeguards its own proprietary information. Critical agrees that access to such data and the Modeling results will be given only to employees of Critical who require access in the course of Critical's business, and such employees will be informed of the confidential nature thereof and shall be required to observe provisions of confidence as set forth herein.

          1. Within seven days following termination or expiration of this Agreement, Critical shall return all data provided by CRC for the Modeling and all Modeling results. Thereafter, within said seven day period, Critical shall destroy all copies of the Modeling Data provided by CRC and the Modeling results which Critical has in its possession.

XII. DEFAULT
     -------

     a.   By CRC:
          -------

          1. An Event of Default by CRC shall occur hereunder if: (i) CRC fails to make payments as defined herein or to perform any other condition of this Agreement, which shall continue for a period thirty (30) business days following written notice thereof, (ii) CRC fails within forty-five (45) days after the commencement of any proceeding against CRC seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, regulation, to obtain the dismissal of such proceeding or (iii) if a trustee or receiver is appointed or liquidation proceedings are initiated with respect to all or a substantial portion of the properties of CRC, without the consent of Critical, and CRC is unable to vacate such appointment within forty-five (45) days.

      b.  By Critical:
          ------------

          1. An Event of Default by Critical shall occur hereunder if: (i) Critical fails to provide Services as defined in Article I or Sites as set forth in Appendix A for reasons other than force majeure, or the acts or omission of CRC, or fails to perform any other covenant or condition of this Agreement, and Critical is unable to cure or remedy any such deficiency within thirty (30) business days following receipt of written notice of such deficiency by CRC, (ii) Critical fails within forty-five (45) days after the commencement of any proceeding against Critical seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, regulation, to obtain the dismissal of such proceeding or, (iii) if a trustee or receiver is appointed or liquidation proceedings are initiated with respect to all or a substantial portion of the properties of Critical, without the consent of CRC, and Critical is unable to vacate such appointment within forty-five (45) days.

XIII. SITE CASUALTY
      -------------

      CRC shall use its best efforts to maintain a minimum of 80 sites subject to this Agreement.

XIV.  REMEDY IN THE EVENT OF DEFAULT
      ------------------------------

      a.  By CRC:
          -------

          Upon the occurrence of an Event of Default or in case of breach by CRC, Critical may cancel this Agreement, declare the entire amount of any unpaid balance due under this Agreement due and payable, and use all available remedies to remove CRC and its Racks and Equipment from possession of the Sites by ejectment or otherwise. This remedy of Critical is in addition to all other remedies at law or in equity.

      b.  By Critical:
          ------------

          Upon the occurrence of an Event of Default by Critical, CRC may:

          1.   Terminate this Agreement without further liability; and

               (i) exercise any other right or remedy which may be available at law or in equity;

               (ii) elect, in its sole discretion, to retain possession of all or a part of the Sites, on the condition that it assumes Critical's lease obligations with the Primary Entity for each respective Site that CRC retains possession of. Critical may seek compensation in a court of law for any leases not assumed by CRC.

XV.    ASSIGNMENT
       ----------

       a. By Critical:
          ------------

          Any assignment of this Agreement by Critical without the written consent of CRC shall be void, such consent shall not be unnecessarily withheld.

       b. By CRC:
          -------

          CRC shall not assign this Agreement, except to Racal, without first obtaining the written consent of Critical, which consent will not be unreasonably withheld, conditioned, or delayed. Critical's consent shall be conditioned on Critical's approval of the economic viability of the proposed assignee.

          Notwithstanding anything to the contrary contained herein, any transfer of this Agreement from CRC by merger, consolidation or liquidation or any change in the ownership or power to both the majority of the outstanding stock of CRC shall not constitute an assignment for the purposes of this section.

XVI.   GOVERNING LAW: FORM
       -------------------

       This Agreement shall be governed and construed in accordance with the laws of the State of Michigan. The parties hereby consent and submit the exclusive jurisdiction of the appropriate state or federal court serving Bay County, Michigan, as to any dispute or controversy arising either directly or indirectly, under or in connection with this Agreement.

XVII.  WAIVER
       ------

       No waiver by either party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay, course of dealing or omission on the part of either party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by either party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

XVIII. SEVERABILITY
       ------------

       If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, provided such provision still expresses the intent of the parties. If the intent of the parties cannot be preserved, the Agreement shall either be renegotiated or rendered null and void.

XIX. NOTICES
     -------

     Any notices or communications given or required under this Agreement shall be sufficiently given if delivered personally, in writing or sent by telex or facsimile, federal express, registered or certified mail, postage prepaid, to the other party at the following address:

     TO:  Critical Technologies

          ---------------------
          St. Louis, MO
                        -------
          Attn:

          Timothy R. Huff
          131 Jefferson Street
          Charleston, MO 63301

     TO:  Concentric Research Corporation
          400 Forty First Street
          Bay City, MI 48708
          Attn: President

          With a copy to:

          Susan M. Cook
          Lambert, Leser, Cook, Schmidt & Giunta, P.C.
          309 Davidson Building, P.O. Box 835
          Bay City, MI 48707-0835

     Such notice or other communications shall be deemed received (a) on the date delivered, if delivered personally; or (b) upon receipt, if sent by telex or facsimile, federal express or (c) three (3) business days after being sent, if sent registered or certified mail.

XX.  ENTIRE AGREEMENT
     ----------------

     The terms and conditions contained in this Agreement, and the referenced
                                                           ------------------
     Addendums which are hereby incorporated herein, shall be applicable to all
     ----------------------------------------------
     Optimum Location Requests and Site Orders during the effectiveness of this Agreement whether referenced in same or not. This Agreement expresses the entire understanding and agreement of the parties with reference to the subject matter hereof, and is a complete and exclusive statement of the terms of this Agreement, and no representations or agreements modifying or supplementing the terms of this Agreement shall be valid unless in writing, signed by persons authorized to sign agreements on behalf of both parties.

     IN WITNESS THEREOF, this Agreement was entered into as of the day and year first written above.

                              CRITICAL TECHNOLOGIES


                              BY:  /s/ James F. Crowe
                                   -------------------------------

                              ITS:  President, as President
                                    ------------------------------

                              DATE:  November 1, 1994
                                     -----------------------------


                              CONCENTRIC RESEARCH CORPORATION

                              BY:  /s/ Donald I. Schutt
                                   -------------------------------

                              ITS:  Chief Operating Officer
                                    ------------------------------

                              DATE:  November 1, 1994
                                     -----------------------------

                                    APPENDIX


A.   Electrical

     1. One 30 Amp 120 Volt Single phase dedicated circuit with MEMA space LB-30R for each communication equipment rack. Additional circuits required for an independent air conditioning unit should the site's air conditioning be turned off for any amount of time.

     2. The service must by 24 hours per day, seven days a week, every day of the year without interruption.

B.   Physical space

     1.   Each telecommunications rack needs 24" width, 26" depth, 6' height.

     2. Each telecommunications rack shall have 2' front and rear access at all times.

     3. Each telecommunications rack requires at least 1' clearance between the interior ceiling and the top of the rack.

     4. Each closet shall have a 4' x 4'3/4" plywood backboard (or equivalent as per the Local Exchange Carrier's specifications) painted black to be within 5' of the telecommunications rack(s).

C.   Environment

     1. Air conditioning is a requirement for all telecommunications racks and should be on at all times.

     2. The operating environment shall comply with all environmental specifications as published in Racal's technical documentation.

     3.   There shall be suitable electrical lighting as required for service.

     4. There shall be a key entry lock on the cabinet door to restrict access to the cabinet.


D.   Access

     1. Access to the telecommunications closet shall be provided on a 7 day a week 24 hour a day basis all days of the year.

     2. Access to the telecommunications closet shall be provided to (a) CRC authorized personnel (b) Racal authorized personnel and (c) Local Exchange Carrier personnel within 4 hours of notification.

     ANY CHANGES REQUIRING OR PERTAINING TO INSIDE WIRING, WHETHER REQUESTED OR DIRECTED BY A LOCAL EXCHANGE CARRIER OR OTHERWISE, SHALL BE THE RESPONSIBILITY OF CRITICAL TECHNOLOGIES.

EXHIBIT I


Scope
------

 . Software Development Management
  . Manage registration development for Intrust
  . Manage host system software upgrade required for escalating subscriber base

    - Business requirements
    - Technical requirements
    - General Analysis and design
    - Coding
    - Integration and testing
    - Beta testing
    - Implementation testing

                                   SCHEDULE 1

                  to Employee Services and Staffing Agreement
                Dated as of the _____ day of _____________, 1995
           by and between Concentric Network Corporation ("CNC") and
          Critical Technologies Incorporated ("CTI") (the "Agreement")

     The following provisions dealing with Share Options (as defined in the Agreement) shall be deemed part of the Agreement as if fully set forth therein.

     1.   Compliance with SEC Rule 504.  CNC agrees that it will take all
          ----------------------------
reasonable steps to comply with Rule 504 of Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "Act") so long as CNC is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). These steps will include, but not be limited to:

          a.   CNC will timely file a notice on Form D with the SEC.

          b. CNC will, on an ongoing basis, provide to holders of Options financial and other information concerning CNC reasonably necessary to enable holders of Options to make fully informed decisions concerning exercise of their Options and investment in shares of CNC Common Stock ("Shares").

     2.   At such time as CNC becomes subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, CNC shall:

          a. Register with the SEC on Form S-8 those Options and Shares subject to Options held by leased employees hereunder or other principals or employees of CTI who are advisors or consultants to CNC;

          b. take all steps reasonably necessary to comply with Rule 505 of Regulation D with respect to Options and Shares subject to Options held by persons who are not leased employees hereunder or otherwise advisors or consultants to CNC. Such compliance will include providing to such Option holders on a timely basis copies of all reports and proxy materials filed by CNC with the SEC, all Annual Reports and other materials provided by CNC generally to its shareholders, and any other information reasonably necessary to comply with the information requirements of Rules 502 and 505 of Regulation D.

     3.   "Piggy-Back" Registration Rights.  If, prior to the second anniversary
          --------------------------------
of the date on which CNC becomes subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, CNC files with the SEC a Registration Statement to register Shares under the Act (other than a Registration Statement on Form S-4 or S-8), holders of Shares purchased upon exercise of Options which Shares have, at the time of filing of such Registration Statement, been held for less than two years and are "restricted securities" (as defined in Rule 144 promulgated by the SEC), shall be given the right to include such Shares in CNC's Registration Statement and sell such Shares in the offering made pursuant to such Registration Statement ("Registration Rights") on substantially the following terms:

          a. CNC will bear the expenses of registration of such Shares other than underwriters' discounts and commissions with respect thereto, and fees and expenses of counsel to the selling shareholders.

          b. Such selling shareholders will execute the Underwriting Agreement pursuant to which Shares are sold in the registered offering, which Underwriting Agreement may contain indemnification and other provisions in substantially the form normally contained in such agreements.

          c. The Registration Rights will be available only with respect to the number of Shares the underwriters indicate, in their judgment, will not adversely impact the registered offering.

September 30, 1996

Mr. Mike Anthofer
Vice President & CFO
Concentric Network Corp.
10590 N. Tantau
Cupertino, California 95014

                                                          C R I T I C A L
                                                            TECHNOLOGIES
Fax No. 408-342-2876                                  I N C O R P O R A T E D


Dear Mike:

Below I have outlined the changes to our agreement. Please indicate your concurrence with these modifications by signing below. The specific changes for our "Employee Service and Staffing Agreement" are:

1)    Delete paragraph 1d, subsections 4 and 5.

2) Waive the notice of an extension in paragraph 2.0 and extend the agreement for an additional two (2) years (October 31, 1999).

3) Change section 4f (second paragraph) so that the upcharge Is changed to [*] instead of [*] for staff positions currently on board as of the signing of the agreement (see attached listing). Change the upcharge to be only on base salaries, payroll taxes and benefits. Other expenses associated with hiring will be passed through at cost. Said taxes and benefits are currently billed at [*] of base salaries; therefore, the total markup over base salaries is [*]. Additional hiring over those positions noted on the attached list will be at a [*] upcharge or currently [*] over base salaries. Additionally, CNC commits to a minimum level of staffing equal to the staffing level as of the date of signing of this document.

4)    Delete paragraph 6(a).

5) Delete 8(a)(4) and change 8(a)(3) so that said fees are no longer due unless sites are added after Installation of the super POPs currently scheduled.

6) As a consideration of this agreement, the CNC board must agree that all "performance shares" or options have been earned (see attached "Performance Summary"). Said options and all other

--------------------------

      [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      options under the original agreement to be granted and delivered within 10 days of the first board meeting following the signing of this agreement. Additionally, CNC shall provide an option agreement acceptable to CTI with which an option holder may execute such options. Said option agreement to be provided within 10 days of the board meeting following the signing of this agreement. Failure of the CNC board to approve these two items will nullify this agreement.

7) It is agreed that paragraph 10 of the existing contract shall provide that CTI shall have the right to assign or transfer their duties, obligations and all benefits under the contract to a merger or acquiring entity so long as that entity is not Netcom, PSI, UUNET, ANS, ATT Worldcom, MFB, GTE, Ameritech, PAC Bell, SBC, US West, NYNEX, BellSouth, Bell Atlantic, Sprint Internet/Intranet Services, MCI Internet/Intranet Services, and CompuServe Network Services. Should CTI be acquired by one of the named competitors, CNC may at Its option exercise the "buy out option" and pay CTI a cash payment equal to [*] of the remaining value (an a present value basis at prime) of its profit and any unpaid relocation expenses (see "e" below). Said option to be exercised with ninety (90) days of notice by CTI of intention to merge with a competitor of CNC.

8) CTI further agrees to limit access to CNC proprietary information to only those CTI employees who have a need to know.

9) In order to provide an orderly transition at the end of the agreement, CTI agrees to locate all personnel and resources used to support CNC to a new subsidiary and transfer that entity to CNC according to the following plan:

      a. CTI will create a wholly owned subsidiary. CTI will transfer all existing CNC staff to this entity. Additionally, all new CNC related staff will be hired by this subsidiary for those CNC operations housed in St. Louis, Missouri.

      b. CTI will transfer its rights (including leasehold improvements) under Its lease to 3324 Hollenberg Drive to this new subsidiary. Said lease to have at least five (5 years remaining at the termination of this agreement at a cost not to exceed [*] per square foot (triple net). Any office equipment currently owned by CTI and used exclusively by the subsidiary employees will also be transferred. Additional office equipment for current or future employees of the subsidiary will be paid for by CNC and remain their assets.

      c. CTI will transfer a nonexclusive license to its software for network modeling, site management. and telco reconciliation to this new entity.

-------------------------

     [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      d. CNC shall acquire title to this new subsidiary at the and of this agreement and CTI will vacate the promise on 3324 Hollenberg Drive. Both parties agree to execute such documents as may be necessary to minimize the tax effect to both entities.

      e. CNC shall pay CTI [*] for relocation expense and the assets of the new subsidiary. This amount will be paid for costs as needed by CTI to relocate its other business to other facilities. CTI will provide to CNC on at least a quarterly basis their projected needs for the next six months. All of these funds could be paid in advance of the completion of this agreement. Any funds not so advanced will be paid at the point where ownership of the subsidiary transfers to CNC.

      f. CTI agrees to reimburse CNC an amount equal to 35% of the annual salary of any CNC employee (acquired through the acquisition of the subside") that returns to CTI or its other subsidiaries within one year of said acquisition.

      g. CTI agrees to use its best efforts to ensure that all employees of the subsidiary stay with the entity when the transfer to CNC occurs.

10) Sections 4 and 7 shall be modified to require joint agreement by both CTI and CNC on all matters relating to the hiring and compensation of the employees employed by the subsidiary.

11) In the event CNC determines that it requires additional local access POP locations, before CNC executes an agreement with any other person to provide such locations to CNC, CTI will negotiate for a period of thirty
      (30) days with CNC for CTI to provide such locations. In the event that CTI and CNC are unable to reach agreement within such 30 days, CNC shall thereafter be free to execute an agreement with any other person to provide such locations to CNC so long as the terms of such agreement when considered in the aggregate (including such matters as price, facilities, response times and other relevant factors bearing on the overall value of such an arrangement to CNC), are no more favorable to such other person that the most favorable terms offered by CNC in writing to CTI during such 30 days of negotiation.

12) CTI agrees to provide other consulting services to CNC at a rate not to exceed the lowest offered by CTI to other customers requiring similar services (including duration or quantity of such services).

-------------------------

      [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13) CNC and CTI agree to mutually recommend each other as business opportunities arise. Specifically, CNC will recommend CT1 services, as appropriate, to STET/TMI.

14) Effective upon the closing of any Acquisition of CTI, CTI shall pay, or cause the person acquiring CTI to pay, to CNC the sum of [**] Such sum shall be paid in cash unless the consideration paid to CTI or the shareholders of CTI in the Acquisition consist solely or partly of securities of the acquirer which can be traded on the NASDAQ National Market, the New York Stock Exchange or the American Stock Exchange, in which case the acquirer shall have the right to pay such amount to CNC in a combination of cash and such securities in the same proportion and manner that such cash and securities is paid to CTI or the shareholders of CTI. Such securities shall be valued for the purposes of this agreement at the average of the closing sale price of such securities for the 30 trading days preceding the closing of such Acquisition. In the event that the total consideration for the Acquisition is paid in two or more increments, the [*] to be paid to CNC shall be paid concurrently with each such increment. The proportion of the [*] paid at each Increment shall be the same proportion as the consideration paid at such increment represents as a portion of the total consideration paid in all increments. For purposes of this Agreement, an "Acquisition" shall mean any of transactions or series of transactions in which all or substantially all the business of CTI is transferred to another person, whether the form of such transaction is a stock sale by the shareholders of CTI, a merger, a consolidation or a transfer of assets.





-------------------------

      [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If you agree with these changes, please note your acceptance below. If I can clarify any of the items notes, please contact me.

Accepted and Agreed:                           Accepted and Agreed:

Critical Technologies, Inc.                    Concentric Network Corporation

By:    /s/ Matthew W. Bross                    By:    /s/ Michael Anthofer
   ----------------------------                   ----------------------------
       Matthew W. Bross                               Michael Anthofer
       Vice President & CEO                           Vice President & CFO

Date:  9-30-96                                 Date:  9-30-96
     --------------------------                     --------------------------

cc:    James A. Wootten
       Michael Fallon
       Paul W. Noblett
       John Peters

                    EMPLOYEE SERVICES AND STAFFING AGREEMENT

                                SECOND AMENDMENT


WHEREAS: Concentric Network Corporation, a Florida corporation ("CNC"), and Critical Technologies Incorporated, a Missouri corporation ("CTI"), are parties to that certain Employee Services and Staffing Agreement (the "Staffing Agreement dated as of November 1, 1995, and

WHEREAS: CNC and CTI entered into an Extension and Amendment of the Staffing Agreement on September 30, 1996 (the "Extension and Amendment"), which provides, among other things, that the CNC Board of Directors must agree that all "performance shares" or options to be granted under the Staffing Agreement have been earned, and CNC must grant and deliver all option agreements under the Staffing Agreement within 10 days of the first Board meeting following the signing of the Extension and Amendment, which Board meeting was held on October 4,1996, and

WHEREAS: The Extension and Agreement further provides that failure of the CNC Board to approve said two items will nullify the Extension and Amendment, and

WHEREAS: CTI and CNC agree that said option agreements should not be issued or delivered until CNC has obtained from the State of Missouri appropriate waiver, exemption, clearance or qualification for such options, the obtaining of which will require more time than 10 days from October 4, 1996, and wish to amend the Staffing Agreement, as amended, to enable CNC to obtain the appropriate Blue Sky clearance without adverse effect on the Extension and Amendment,

NOW THEREFORE, CTI and CNC hereby agree as follows:

1. The Extension and Amendment is hereby amended to provide that CNC will promptly apply for the necessary Missouri waiver, exemption, clearance or qualification for the options and the 900,000 shares of Class A Common Stock issuable upon exercise of such options, and will promptly issue option agreements with respect to such options within five business days of receipt of such waiver, exemption, clearance or qualification from the State of Missouri; provided that the vesting of such shares over the 12-month period provided in the Staffing Agreement shall not be postponed on account of the Missouri application but shall continue as provided for in the Staffing Agreement.

2. As amended by the foregoing, the Staffing Agreement and the Extension and Amendment shall remain in full force and effect and shall not be nullified on account of delays related to obtaining Missouri Blue Sky approval; provided, however, that if such options are not issued on or before December 21, 1996, this Second Amendment to the Staffing Agreement shall terminate and the rights of the parties shall be determined in accordance with the terms of the Employee Servicing and Staffing Agreement and the First Amendment thereto, as if this Second Amendment had not been executed.

      IN WITNESS WHEREOF, the parties have executed this Second Amendment by their duly authorized representatives as of the date set forth below.



CONCENTRIC NETWORK                          CRITICAL TECHNOLOGIES
CORPORATION                                 INCORPORATED

By:       /s/ Mike Anthofer                 By:        /s/ Matthew W. Bross
   --------------------------------            -------------------------------

Name:     Mike Anthofer                     Name:      Matthew W. Bross
     ------------------------------              -----------------------------

Title:    Vice President & CFO              Title:     Vice President
      -----------------------------               ----------------------------

Date:     10-23-96                          Date:      10-21-96
     ------------------------------              -----------------------------